UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020 (April 5, 2020)

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement

On April 5, 2020, American BriVision (Holding) Corporation (the “Company”) entered into certain exchange agreements (the “Exchange Agreements”) separately with certain U.S. and non-U.S. holders (each, a “Holder”, collectively, the “Holders”) of certain convertible promissory notes issued by the Company on January 21, 2020 (the “Notes”). The non-U.S. Holders are qualified as “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The U.S. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Pursuant to the Exchange Agreements, the Holders agreed to deliver the Notes to the Company for cancellation, of which the aggregate principal amount plus accrued interest expenses are $941,584.07, and the Company agreed to issue to the Holders an aggregate of 506,297 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”, such shares, the “Shares”), and warrants (the “Warrants”) to purchase 506,297 shares of Common Stock (the “Warrant Shares”).

The parties to the Exchange Agreements have each made customary representations, warranties and covenants. Upon closing of the Exchange Agreements, the Company shall issue the Shares and deliver the Warrants to the Holders and the Holders shall deliver the Notes to the Company for cancellation. The Shares and Warrants to be issued to the Holders are exempt from the registration requirements of the Securities Act pursuant to Regulation S and Regulation D promulgated thereunder.

The foregoing is only a brief description of the material terms of the Exchange Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits. The forms of the Exchange Agreements for U.S. Holder and Non-U.S. Holder are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and such document is incorporated herein by reference.

The Warrants will be issued to each Holder on upon closing the transaction contemplated by the Exchange Agreements. Each Warrant is exercisable upon issuance and will expire three years from the date of issuance. The initial exercise price of the Warrants is $5.00, subject to stock, splits, stock dividend and other similar events. In addition, when the closing price of the Common Stock equals or exceeds $9.00 per share for twenty Trading Days (as defined in the Exchange Agreements) during any thirty-day period, the Company shall have the right to require the Holders to exercise all or any portion of the Warrants for a cash exercise.

The foregoing is only a brief description of the material terms of the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit. The form of the Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and such document is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

No.	Description
4.1	Form of Warrant issued to the Holders pursuant to the Exchange Agreement
10.1	Form of Exchange Agreement entered into by and between the Company and the U.S. Holder
10.2	Form of Exchange Agreement entered into by and between the Company and the non-U.S. Holder
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

April 14, 2020	By:	/s/ Andy An
Andy An
Chief Financial Officer

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